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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 333-28145, 333-69601, 333-23623, and 333-68355 of John Deere Capital
Corporation on Form S-3 of our report dated November 24, 1998, appearing in this Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1998, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP

Chicago, Illinois

January 25, 1999